Exhibit 99.1

AUTOBYTEL ANNOUNCES 2008 THIRD QUARTER FINANCIAL RESULTS

IRVINE, Calif., – November 6, 2008 – Autobytel Inc. (Nasdaq: ABTL), a leading Internet automotive marketing services company, today announced financial results for the 2008 third quarter ended September 30, 2008.

Revenue for the 2008 third quarter equaled $17.3 million, compared with $21.9 million last year. The decline was primarily related to a decrease in advertising revenue, reflecting the previously announced elimination of low quality traffic sources, along with lower advertising rates and fewer consumer leads resulting primarily from the slowing economy.

As part of an initiative aimed at improving cash flow and attaining profitability, the company reduced total operating expenses in the third quarter of 2008 to $12.2 million, which included an incremental $1.8 million in severance and other employee-related costs related to the company’s previously announced workforce reduction. Excluding the severance costs, total operating expenses declined nearly 33% to $10.4 million from $15.5 million in the prior-year period, and decreased approximately 16% on a sequential basis, excluding the $52.1 million non-cash goodwill impairment charge taken in the second quarter of 2008.

For purposes of financial reporting, revenues and expenses related to the company’s Retention Performance Marketing (RPM) and Automotive Information Center (AIC) businesses, both divested in 2007, and its AVV business, which was sold in the first quarter of 2008, have been accounted for in discontinued operations.

Loss from continuing operations was reduced to $5.8 million, or $0.13 per share, for the 2008 third quarter, from $8.0 million, or $0.18 per share, for the year-ago period.

Non-cash share-based compensation expense was $0.6 million and $1.2 million, respectively, for the third quarters of 2008 and 2007.

The company reported a lower net loss for the third quarter of 2008 of $5.6 million, or $0.13 per share, compared with a net loss of $6.6 million, or $0.15 per share, for the third quarter of 2007, which included $1.4 million in income from discontinued operations.

Cash and cash equivalents rose to $32.2 million at September 30, 2008, from $28.3 million at December 31, 2007.

“This quarter, we continued to make substantial progress reducing costs and better aligning our organization against our short- and longer-term financial and operational goals,” said Jim Riesenbach, president and CEO of Autobytel. “These actions, combined with our strong cash position, provide us with a degree of stability in what has become one of the most challenging automotive and macro economic environments in our time.”

During the third quarter, Autobytel announced that it had retained investment banking firm RBC Capital Markets as its financial advisor to assist the company in exploring and evaluating strategic alternatives to maximize shareholder value. These alternatives could include the possible sale of the company or certain of its assets, or strategic partnerships.

Metrics and Key Performance Indicators

(In thousands, except for Page Views per Visit, Advertising Revenue per Thousand Page Views, Number of Co-Brand Partners and Ad Network Publishers and Percentages)

	Q3 2008	Q2 2008	Q3 2007
Unique Visitors	7,180	7,193	23,976
Page Views per Visit	6.29	6.93	2.68
Total Page Views	49,714	55,293	103,724
Advertising Revenue per Thousand Page Views (RPM)	$24	$29	$39

Number of Co-Brand Partners	19	14	9
Ad Network Publishers	12	12	4
Total Auto Leads	771	865	825
Wholesale Auto Leads	47%	46%	40%
Retail Auto Leads	53%	54%	60%

Annualized Revenue per Employee	$424	$335	$261

Conference Call

Autobytel management will host a conference call today at 5:00 p.m. ET/2:00 p.m. PT to discuss its 2008 third quarter financial results. The conference call will be available to all interested parties through a live webcast at www.autobytel.com (click on “Investor Relations” and then click on “Conference Calls”). Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software. For those unable to listen to the live broadcast, the call will be archived for one year on Autobytel’s website. A telephone replay of the call will also be available for approximately one week by dialing 800-642-1687 (domestic) or 706-645-9291 (international) and entering conference ID 70170189.

About Autobytel Inc.

Autobytel Inc. (Nasdaq: ABTL) is an Internet automotive marketing services company that helps dealers and manufacturers sell cars and related products and services. The company owns and operates consumer-facing automotive websites, including its flagship site, MyRide.com®, which is designed to help consumers find, see, buy and learn anything related to automobiles. The company’s other websites are: Autobytel.com®, Autoweb.com®, Car.comsm, CarSmart.com®, AutoSite.com®, and CarTV.com®. By providing a convenient and comprehensive automotive consumer experience across the purchase and ownership lifecycle, Autobytel seeks to provide dealerships with opportunities to connect with a steady, diverse stream of motivated, serious shoppers, while providing manufacturers with precision-targeted brand and product advertising opportunities. In addition to its websites, the company generates leads and advertising opportunities for dealers and automakers through its marketing network, which includes the AutoReach ad network, co-brands, such as ESPN.com, and marketing affiliates such as AOL, Edmunds and Kelly Blue Book.

Forward-Looking Statement Disclaimer

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws, including, but not limited to, the ability to enhance shareholder value through the review and exploration of strategic alternatives, among others. These forward-looking statements are not guarantees of future performance and involve certain assumptions and certain risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, the economic impact of terrorist attacks or military actions, increased dealer attrition, pressure on dealer fees, increased or unexpected competition, the failure of new products and services to meet expectations, failure to retain key employees or attract and integrate new employees, that actual costs and expenses exceed the charges taken by Autobytel, changes in laws and regulations, costs of legal matters, including, defending lawsuits and undertaking investigations and related matters, and other matters disclosed in Autobytel’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review our Annual Report on Form 10-K for the year ended December 31, 2007 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of our stock.

# # #

(Financial tables follow)

Contact:

Media Relations

Melanie Webber, 949.862.3023

melaniew@autobytel.com

Investor Relations

Crystal Hartwell, 949.437.4755

crystalh@autobytel.com

or

PondelWilkinson Inc.

Roger Pondel/Laurie Berman, 310.279.5980

investor@pondel.com

AUTOBYTEL INC.

UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	September 30, 2008	December 31, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$32,170	$27,601
Accounts receivable, net of allowances for bad debts and customer credits of $578 and $534, respectively	12,698	11,692
Prepaid expenses and other current assets	1,794	1,739
Assets held for sale	—	17,160

Total current assets	46,662	58,192
Property and equipment, net	9,229	10,757
Goodwill	—	52,074
Investment and other assets	918	1,133

TOTAL ASSETS	$56,809	$122,156

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,032	$5,852
Accrued expenses	5,009	6,470
Deferred revenues	2,082	1,749
Other current liabilities	1,253	1,199
Liabilities held for sale	—	198

Total current liabilities	12,376	15,468
Other non current liabilities	271	436

TOTAL LIABILITIES	12,647	15,904

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 11,445,187 shares authorized; none outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 45,219,679 and 43,788,663 shares issued and outstanding, respectively	44	44
Additional paid-in capital	299,742	296,964
Unrealized gain	680	686
Accumulated deficit	(256,304)	(191,442)

TOTAL STOCKHOLDERS' EQUITY	44,162	106,252

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$56,809	$122,156

AUTOBYTEL INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amounts in thousands, except per-share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
REVENUES:
Lead fees	$15,571	$17,576	$50,910	$51,485
Advertising	1,640	4,318	5,906	13,971
Other	59	17	137	43

Total revenues	17,270	21,911	56,953	65,499

COSTS AND EXPENSES:
Cost of revenues	11,107	14,934	37,146	39,371
Sales and marketing	4,001	5,260	13,516	16,181
Technology support	3,651	4,577	11,924	13,389
General and administrative	4,551	5,599	15,203	20,507
Amortization of acquired intangible assets	42	42	125	422
Patent litigation settlement	—	—	(2,667)	(12,000)
Goodwill impairment	—	—	52,074	—

Total costs and expenses	23,352	30,412	127,321	77,870

Operating loss	(6,082)	(8,501)	(70,368)	(12,371)
Interest and other income	271	486	1,116	1,425
Foreign currency exchange loss	—	—	—	(7)
Provision for income taxes	—	—	—	—

Loss from continuing operations	(5,811)	(8,015)	(69,252)	(10,953)
Discontinued operations, net	184	1,427	4,390	9,980

NET LOSS	$(5,627)	$(6,588)	$(64,862)	$(973)

BASIC LOSS PER COMMON SHARE:
Loss from continuing operations	$(0.13)	$(0.18)	$(1.57)	$(0.25)
Discontinued operations, net	—	0.03	0.10	0.23

Basic loss per common share	$(0.13)	$(0.15)	$(1.47)	$(0.02)

DILUTED LOSS PER COMMON SHARE:
Loss from continuing operations	$(0.13)	$(0.18)	$(1.57)	$(0.25)
Discontinued operations, net	—	0.03	0.10	0.23

Diluted loss per common share	$(0.13)	$(0.15)	$(1.47)	$(0.02)

Comprehensive loss
Net loss	$(5,627)	$(6,588)	$(64,862)	$(973)
Unrealized gain (loss)	33	—	(6)	—

Comprehensive loss	$(5,594)	$(6,588)	$(64,868)	$(973)